UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2003

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)
Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Item 7. Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.	Description of Document

99.1	Press Release of Registrant, dated May 2, 2003, announcing net income for the three months ended March 31, 2003.

Item 9. Regulation FD Disclosure.

On May 2, 2003, American Independence Corp. issued a press release announcing net income for the three months ended March 31, 2003. The press release is furnished herewith as an exhibit and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	May 2, 2003

Exhibit 99.1

AMERICAN INDEPENDENCE CORP. CONTACT: DAVID T. KETTIG

485 MADISON AVENUE (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022 www.americanindependencecorp.com

NASDAQ - AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

NET INCOME FOR THREE MONTHS ENDED MARCH 31, 2003

New York, New York, May 2, 2003. American Independence Corp. (NASDAQ: AMIC) today reported net income of $2.0 million ($.24 per share diluted) for the three months ended March 31, 2003. Net income from continuing operations amounted to $1.9 million ($.23 per share diluted) and revenues amounted to $11.2 million for the same period. Net income includes $0.5 million of amortization and depreciation primarily related to intangible assets that will not result in cash utilization.

Roy T.K. Thung, Chief Executive Officer, commented, "We are pleased to report that we were quite profitable in our first full quarter as an insurance holding company. We benefited during the quarter from our treaties to reinsure 15% of the entire block of stop-loss and managed care business produced by Standard Security Life and Madison National Life, which are wholly-owned subsidiaries of Independence Holding Company (NASDAQ: INHO). Premiums reinsured under these treaties will increase during the course of the year as additional cases renew each month, which in turn will result in Independence American's premiums continuing to increase during the next three quarters. The total benefit from these treaties will not be realized until 2004. Our MGU operations (including the MGU acquired earlier this year) performed well in the first quarter and we anticipate that they will continue to be significant contributors to your Company through the balance of this year and beyond."

AMIC is a holding company engaged principally in the insurance and reinsurance business through Independence American Insurance Company and its employer medical stop-loss and managed care managing general underwriters.

Some of the statements included herein may be considered to be forward looking statements, which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC's filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

FIRST QUARTER REPORT

MARCH 31, 2003

(in Thousands Except Per Share Data)
	Three Months Ended
	March 31,
	2003	2002

Premiums earned	$6,550	$-
Investment income	523	416
Realized gains	179	-
MGU fee income	3,990	-

Revenues	11,242	416

Insurance benefits, claims and reserves	3,995	-
Selling and general expenses	4,546	2,050
Amortization and depreciation	500	61
Other expenses	213	1,613

Expenses	9,254	3,724

Operating income (loss) from continuing operations	1,988	(3,308)
State income taxes	86	-
Federal income taxes	-	-

Net income (loss) from continuing operations	1,902	(3,308)
Loss from discontinued operations	-	(901)
Income (loss) on disposition of discontinued operations	114	(2,400)

Net income (loss)	$2,016	$(6,609)

Basic Income Per Common Share:
Net income (loss) from continuing operations	$.23	$(.39)
Loss from discontinued operations	-	(.11)
Income (loss) on disposition of discontinued operations	.01	(.29)

Net income (loss)	$.24	$(.79)

Weighted average basic common shares	8,395	8,393

Diluted Income Per Common Share:
Net income (loss) from continuing operations	$.23	$(.39)
Loss from discontinued operations	-	(.11)
Income (loss) on disposition of discontinued operations	.01	(.29)

Net income (loss)	$.24	$(.79)

Weighted average diluted common shares	8,439	8,393

As of March 31, 2003, there were 8,411,083 common shares outstanding, net of treasury shares.